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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): August 23, 1996


                        Commission file number: 0-26468

                           AMERICAN RETIREMENT VILLAS
                                 PROPERTIES II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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         CALIFORNIA                                          33-0278155
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

       245 FISCHER AVENUE, D-1                                  92626
           COSTA MESA, CA                                     (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On May 16, 1996, ARV Assisted Living, Inc. ("ARVAL"), the Managing Partner of the American Retirement Villas Properties II, a California Limited Partnership (the "Partnership"), tendered for the limited partnership units in the Partnership, at a net cash price per unit of $720. At the close of this tender offer on June 21, 1996, holders of approximately 15,519 units tendered their shares representing approximately 44% of all units.

On July 26, 1996, ARVAL filed a second tender offer with the Securities and Exchange Commission disclosing its offer to purchase up to 3,715 limited partnership units of the Partnership at a net cash price per unit of $720, less second quarter distributions. At the close of the Second Offer of August 23, 1996, holders of approximately 2,148 units tendered their shares representing approximately 6.2% of all units. When added to the previously acquired and owned units, ARVAL owns 17,776 units or approximately 50.8% of the limited partnership units.

TERMS OF PURCHASE

ARVAL paid approximately $12.7 million cash directly to the limited partnership unitholders to acquire these limited partnership units.





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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN RETIREMENT VILLAS PROPERTIES II
A CALIFORNIA LIMITED PARTNERSHIP

By:   ARV Assisted Living, Inc.
      a California Corporation
      (General Partner)

By:   /s/ Patrick Donovan
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      Patrick M. Donovan
      Vice President Finance
      (Duly authorized officer)

Date: September 16, 1996





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